                                                                      EXHIBIT 25

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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                              --------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(b)(2)__

                              -------------------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                     New York                            13-5375195
          (Jurisdiction of incorporation              (I.R.S. Employer
   or organization if not a U.S. national bank)      Identification No.)

        One State Street, New York, New York                10004
      (Address of principal executive offices)           (Zip code)

                       Barbara McCluskey, Vice President
                       IBJ SCHRODER BANK & TRUST COMPANY
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
           (Name, address and telephone number of agent for service)

                       GLOBAL BROADCASTING SYSTEMS, INC.
              (Exact name of obligor as specified in its charter)

                     Delaware                         13-3895162
         (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)          Identification No.)

             1740 Broadway, 17th Floor
                New York, New York                       10019
     (Address of principal executive offices)         (Zip code)

                              --------------------

                    ___% Senior Subordinated Notes due 2007
                         (Title of indenture securities)

--------------------------------------------------------------------------------

Item 1.  General information

     Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department
               Two Rector Street, New York, New York

               Federal Deposit Insurance Corporation
               Washington, D.C.

               Federal Reserve Bank of New York Second District
               33 Liberty Street
               New York, New York

          (b) Whether it is authorized to exercise corporate trust powers.

                                      Yes

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

          Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                      None

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                      None

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable

Item 16.  LIST OF EXHIBITS.

          List below all exhibits filed as part of this statement of eligibility.

          *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

          *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

          *3. A copy of the authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

          *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

           5.  Not Applicable

           6.  The consent of United States institutional trustee required by
               Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE
                                      ----



     In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

     Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

     Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee, the obligor is not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 7th day of February, 1997.



                         IBJ SCHRODER BANK & TRUST COMPANY


                         By: /s/ Barbara McCluskey
                             ---------------------
                             Barbara McCluskey
                             Vice President

                                   EXHIBIT 6

                               CONSENT OF TRUSTEE



     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Global Broadcasting Systems, Inc. of its Senior Subordinated Notes due 2007, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                         IBJ SCHRODER BANK & TRUST COMPANY



                         By:  /s/ Barbara McCluskey
                             --------------------------------
                              Barbara McCluskey
                              Vice President




     Dated: February 7, 1997

                                   EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES

                        REPORT AS OF SEPTEMBER 30, 1996

                                                          DOLLAR AMOUNTS
                         ASSETS                            IN THOUSANDS
                         ------                           --------------
Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin...     $   34,228
    Interest-bearing balances............................     $  229,175

Securities:  Held-to-maturity securities.................     $  174,707
             Available-for-sale securities...............     $   36,168

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
    Federal Funds sold...................................     $   15,062
    Securities purchased under agreements to resell......     $      -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income...$1,780,278
    LESS: Allowance for loan and lease losses..$   56,976
    LESS: Allocated transfer risk reserve......$      -0-
    Loans and leases, net of unearned
    income, allowance, and reserve.......................     $1,723,302

Trading assets held in trading accounts..................     $      622

Premises and fixed assets (including capitalized leases).     $    4,264

Other real estate owned..................................     $      397

Investments in unconsolidated subsidiaries and associate
 companies...............................................     $      -0-

Customers' liability to this bank on acceptances
 outstanding.............................................     $      105

Intangible assets........................................     $      -0-

Other assets.............................................     $  153,290

TOTAL ASSETS.............................................     $2,371,320

                                  LIABILITIES
                                  -----------

Deposits:
    In domestic offices............................................ $  671,747
        Noninterest-bearing................................$224,231
        Interest-bearing...................................$447,516

    In foreign offices, Edge and Agreement subsidiaries, and IBFs.. $  856,540
        Noninterest-bearing................................$ 17,313
        Interest-bearing...................................$839,227

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased........................................ $  430,500
    Securities sold under agreements to repurchase................. $      -0-

Demand notes issued to the U.S. Treasury........................... $   50,000

Trading Liabilities................................................ $      539

Other borrowed money:
    a) With a remaining maturity of one year or less............... $   61,090
    b) With a remaining maturity of more than one year............. $    7,647

Mortgage indebtedness and obligations under capitalized leases..... $      -0-

Bank's liability on acceptances executed and outstanding........... $      105

Subordinated notes and debentures.................................. $      -0-

Other liabilities.................................................. $   77,289

TOTAL LIABILITIES.................................................. $2,155,457

Limited-life preferred stock and related surplus................... $      -0-

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus...................... $      -0-

Common stock....................................................... $   29,649

Surplus (exclude all surplus related to preferred stock)........... $  217,008

Undivided profits and capital reserves............................. $  (30,795)

Net unrealized gains (losses) on available-for-sale securities..... $        1

Cumulative foreign currency translation adjustments................ $      -0-

TOTAL EQUITY CAPITAL............................................... $  215,863

TOTAL LIABILITIES AND EQUITY CAPITAL............................... $2,371,320